Exhibit 99.2

Popular Completes Acquisition of Key Customer Channels and

Enters into Amended Commercial Contracts with Evertec

SAN JUAN, Puerto Rico – (BUSINESS WIRE) – July 1, 2022 – Popular, Inc. (“Popular” or the “Corporation”) (NASDAQ: BPOP) announced today that its wholly owned subsidiary, Banco Popular de Puerto Rico (“BPPR”), has completed its previously announced acquisition of certain assets and assumption of certain liabilities used by Evertec Group, LLC (“Evertec Group”), a wholly owned subsidiary of Evertec, Inc. (“Evertec”) (NYSE: EVTC), to service certain BPPR channels.

As a result of the closing of the transaction, BPPR acquired from Evertec Group certain critical channels, including BPPR’s retail and business digital banking and commercial cash management applications. BPPR also entered into amended and restated service agreements with Evertec Group pursuant to which Evertec Group will continue to provide various information technology and transaction processing services to Popular, BPPR and their respective subsidiaries.

Under the amended service agreements, Popular will have greater optionality to develop and enhance technology platforms and more flexibility to select service vendors, as Evertec Group will no longer have exclusive rights to provide certain of Popular’s technology services. This is expected to improve Popular’s ability to meet its customer needs in a timely manner. In addition, the amended service agreements are projected to reduce service costs as a result of discounted pricing and lowered caps on contractual pricing escalators tied to the Consumer Price Index. As part of the transaction, BPPR also strengthened its relationship with Evertec in the payments business, including through the incorporation of a revenue sharing structure for BPPR in connection with its merchant acquiring relationship with Evertec.

In connection with the transaction, Popular welcomed approximately 165 employees and contractors from Evertec that support the servicing of the acquired assets, strengthening and deepening Popular’s in-house technology bench.

“This transaction allows Popular to accelerate its ongoing digital transformation and continue improving our clients’ experience. With the ability to manage our key customer channels and greater flexibility to choose the best technology partners, we will be able to more quickly enhance the services that we offer through our digital platforms, as well as the sales and account maintenance processes we offer through all our channels. We aspire to provide an omnichannel experience that meets all of our clients’ needs and expectations,” said Ignacio Alvarez, President and Chief Executive Officer of Popular, Inc.

As consideration for the transaction, BPPR delivered to Evertec Group 4,589,169 shares of Evertec common stock valued at closing at $169 million (based on Evertec’s stock price on June 30, 2022 of $36.88), resulting in an after-tax gain of approximately $112 million. The financial benefits of the transaction during the first full year following the closing of the transaction are expected to be offset as a result of the elimination of Popular’s earnings from its investment in Evertec, which is currently accounted for under the equity method. However, the financial effect of the transaction is expected to be accretive during future years due to, among other things, incremental merchant acquiring revenue sharing income and future price reductions in continuing services as a result of the amended service agreements with Evertec.

In terms of capital, the transaction results in a negative impact of approximately $55 million in Popular’s tangible book value as a result of the net effect of the after-tax gain of the Evertec shares used as consideration for the transaction (approximately $112 million), minus approximately $167 million in goodwill and other intangible assets recognized by the Corporation in connection with the transaction and the effect of purchase accounting-related adjustments.

As a result of the transfer of the shares used as consideration for the transaction, Popular’s ownership stake in Evertec was reduced from approximately 16.3% to approximately 10.6% at the closing of the transaction. In connection with the transaction, Popular has agreed to further reduce its voting interest in Evertec to no more than 4.5%, whether through selling shares of Evertec common stock or a conversion of such shares into non-voting preferred stock within 90 days of the closing of the transaction. The subsequent reduction of Popular’s voting interest in Evertec to no more than 4.5% would result in $177 million in after-tax gains as a result of mark-to-market accounting, assuming a value per share of $36.88, Evertec’s share price on June 30, 2022.

Popular expects to sell down its stake in Evertec to no more than 4.5% and intends to return to shareholders, via common stock repurchases, any after-tax gains resulting from such sale, subject to the receipt of regulatory approvals. Assuming Popular reduces its remaining stake in Evertec to 4.5% via sale and deploys the resulting after-tax gains ($102 million, assuming a value per share of $36.88, Evertec’s share price on June 30, 2022) to execute common stock repurchases (assuming a value per share of $76.93, Popular’s share price on June 30, 2022), the aggregate pro forma impact of the transaction, the effect of mark-to-market accounting on the remainder of Popular’s stake in Evertec and the execution of the contemplated share repurchase would result, during 2023, in an accretion of $0.16 and $1.64 in earnings per share and tangible book value per share, respectively.

About Popular, Inc.

Popular, Inc. (NASDAQ: BPOP) is the leading financial institution in Puerto Rico, by both assets and deposits, and ranks among the top 50 U.S. bank holding companies by assets. Founded in 1893, Banco Popular de Puerto Rico, Popular’s principal subsidiary, provides retail, mortgage and commercial banking services in Puerto Rico and the U.S. Virgin Islands. Popular also offers in Puerto Rico auto and equipment leasing and financing, investment banking, broker-dealer and insurance services through specialized subsidiaries. In the mainland United States, Popular provides retail, mortgage and commercial banking services through its New York-chartered banking subsidiary, Popular Bank, which has branches located in New York, New Jersey and Florida.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including without limitation those regarding Popular’s acquisition of certain assets and assumption of certain liabilities from Evertec and the transactions described in this press release (the “Transaction”) and the Corporation’s business, financial condition, results of operations, plans, objectives and future performance. These statements are not guarantees of future performance, are based on the current expectations of Popular’s management and, by their nature, involve risks, uncertainties, estimates and assumptions. Potential factors, some of which are beyond the Corporation’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Risks and uncertainties include, without limitation, the effect of competitive and economic factors, and our reaction to those factors, the adequacy of the allowance for loan losses, delinquency trends, market risk and the impact of interest rate changes, capital market conditions, capital adequacy and liquidity, the effect of legal and regulatory proceedings, new accounting standards on the Corporation’s financial condition and results of operations, the scope and duration of the COVID-19 pandemic (including the appearance of new strains of the virus), actions taken by governmental authorities in response thereto, and the direct and indirect impact of the pandemic on the Corporation, our customers, service providers and third parties. Other factors include Popular’s ability to successfully transition and integrate the assets acquired as part of the Transaction, related operations, employees and third party contractors, unexpected costs, including, without limitation, costs due to exposure to any unrecorded liabilities or issues not identified during the due diligence investigation of the Transaction or that are not subject to indemnification or reimbursement by Evertec; operational risks that may affect Popular and other risks arising from the acquisition of the acquired assets or by adverse effects on relationships with customers, employees and service providers and business and other risks arising from the extension of Popular’s current commercial agreements with Evertec. All statements contained herein that are not clearly historical in nature, are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions, and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, are generally intended to identify forward-looking statements.

More information on the risks and important factors that could affect Popular’s future results and financial condition is included in our Annual Report on Form 10-K for the year ended December 31, 2021 and in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022. Our filings are available on Popular’s website (www.popular.com) and on the Securities and Exchange Commission website (www.sec.gov). Popular assumes no obligation to update or revise any forward-looking statements or information which speak as of their respective dates.

Contacts

Popular, Inc.

Investor Relations:

Paul J. Cardillo, 212-417-6721

Investor Relations Officer

pcardillo@popular.com

or

Media Relations:

María Cristina González Noguera, 917-804-5253

Executive Vice President and Chief Communications & Public Affairs Officer

mc.gonzalez@popular.com

Financial (English): P-EN-FIN